SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 4, 1998


                           JENSON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


               0-12825                                     84-0919272
(Commission File Number)                       (IRS Employer Identification No.)


45110 Club Drive, Suite B, Indian Wells, California                    92210
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (619)360-1042


































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Item 4.  Changes in Registrant's Certifying Accountant.

         1.       (i)      The Registrant's former independent accountant
Pritchett, Siler & Hardy, P.C. ("PSH") were dismissed from that capacity on June 4, 1998.

                  (ii) The report by PSH on the financial statements of the Registrant dated January 26, 1998, including a balance sheet as of October 31, 1997 and the statements of operations, cash flows and statement of stockholders' equity for the year ended October 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except as to the going concern nature of the Registrant.

                  (iii) During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                  A letter from the former independent accountant for the Registrant is attached as an Exhibit to this Form 8-K.

         2. On June 4, 1998 the Registrant engaged Deloitte Touche - Tohmatsu International, as its new independent accountant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  16.1 Letter from Pritchett, Siler & Hardy, P.C., former principal accountant for the Registrant. Page 3 in manually signed original.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            June 22, 1998         JENSON INTERNATIONAL, INC.


                                        By: /s/ Jensen Cheng
                                                Jensen Cheng
                                                President


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                                  June 23, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements of Jenson International, Inc. (formerly known as Best Medical Treatment Group, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated June 4, 1998 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.




PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah


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